UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2026

MY SIZE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37370	51-0394637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 HaNegev, POB 1026

Airport City, Israel 7010000

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code +972-3-600-9030

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	MYSZ	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this report is incorporated herein by reference.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously reported in the Current Report on Form 8-K filed by My Size, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) on July 21, 2026, the Company held its annual meeting of stockholders on July 21, 2026 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved, among other matters, a proposal to amend the Company’s Amended and Restated Certificate of Incorporation, as amended, in substantially the form attached as Appendix A to the definitive proxy statement filed by the Company with the SEC on June 2, 2026, to effect a reverse stock split of the Company’s issued and outstanding common stock, par value $0.001 per share, at a ratio ranging from 1-for-2 to 1-for-30, with the exact ratio to be determined by the Company’s board of directors (the “Board”) in its discretion.

The Board approved a 1-for-8 reverse stock split of the Company’s issued and outstanding shares of common stock, par value $0.001 per share, (the “Reverse Stock Split”), and on August 12, 2026, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) to effect the Reverse Stock Split, which became effective as of 4:30 p.m. Eastern Time on August 12, 2026. The Company’s common stock will begin trading on a split-adjusted basis when the market opens on August 13, 2026 on the Nasdaq Capital Market.

When the Reverse Stock Split became effective, every eight (8) shares of the Company’s issued and outstanding common stock were automatically converted into one (1) share of common stock, without any change in the par value per share. In addition, a proportionate adjustment was made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants entitling the holders to purchase common stock. No fractional shares were issued if, as a result of the Reverse Stock Split, a stockholder would otherwise become entitled to a fractional share because the number of shares of common stock they held before the Reverse Stock Split was not evenly divisible by the split ratio. Instead, each stockholder is entitled to receive a cash payment in lieu of such fractional share. The cash payment to be paid will be equal to the fraction of a share to which such stockholder would otherwise be entitled multiplied by the closing price per share as reported by the Nasdaq Capital Market (as adjusted to give effect to the Reverse Stock Split) on August 12, 2026.

The Company’s common stock will continue to trade on the Nasdaq Capital Market under the symbol “MYSZ.” The new CUSIP number for common stock following the Reverse Stock Split is 62844N 505.

VStock Transfer, LLC, the Company’s transfer agent, will act as the exchange agent for the Reverse Stock Split.

Item 8.01. Other Events.

On August 10, 2026, the Company announced that the Board approved a one-for-eight (1-for-8) reverse stock split of its common stock that will become effective after the close of trading on August 12, 2026.

A copy of the press release announcing this event is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of My Size, Inc.
99.1	Press release dated August 10, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MY SIZE, INC.

Date: August 12, 2026	By:	/s/ Ronen Luzon
	Name:	Ronen Luzon
	Title:	Chief Executive Officer